UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2014

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-14492	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

On February 21, 2014, the Board of Directors of Farmers & Merchants Bancorp, Inc. (the “Company”) and the Board Audit Committee selected BKD, LLP to be appointed as the Company’s independent registered public accounting firm commencing with the quarter ended March 31, 2014. This appointment is subject to BKD, LLP completing their client acceptance procedures. The decision to change auditors was the result of a request for proposal process in which the Company evaluated the credentials of several firms.

During the Company’s two most recent fiscal years ended December 31, 2013 and 2012 and through February 21, 2014, neither the Company nor anyone on its behalf has consulted BKD, LLP with respect to either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BKD, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with the selection of BKD, LLP, on February 21, 2014, the Board of Directors and its Audit Committee also dismissed Plante & Moran, PLLC as the Company’s independent registered public accounting firm. The Company has given permission to Plante & Moran, PLLC to respond fully to the inquiries of the successor auditor.

The audit reports of Plante & Moran, PLLC on the Company’s consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Plante & Moran, PLLC on the effectiveness of internal control over financial reporting as of December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2013 and 2012 and from January 1, 2014 through February 21, 2014, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Plante & Moran, PLLC on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedures, which disagreements, if not resolved to the satisfaction of Plante & Moran, PLLC, would have caused Plante & Moran, PLLC to make reference to the subject matter of the disagreements in its audit reports on the Company’s consolidated financial statements for such years.

During the years ended December 31, 2013 and 2012 and the subsequent interim periods through February 21, 2014, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Plante & Moran, PLLC with a copy of the above disclosures and has requested that Plante & Moran, PLLC furnish the Company a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of Plante & Moran, PLLC’s letter dated February 25, 2014 is attached as Exhibit 16.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Plante & Moran, PLLC date February 25, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: February 25, 2014	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President &
Chief Financial Officer

SAFE HARBOR STATEMENT

Farmers & Merchants Bancorp, Inc. (the Company) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by the Company, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. The Company assumes no responsibility to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.